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                                                                      Exhibit 21

                LIST OF SUBSIDIARIES OF KENDLE INTERNATIONAL INC.

         Subsidiary                           Jurisdiction of Organization
         ----------                           ----------------------------

       Kendle U. K. Inc.                              United Kingdom

Kendle Vermogensverwaltungs GmbH                         Germany

    U-Gene Research B. V.                            The Netherlands

         Kendle GmbH                                     Germany

U-Gene Clinical Research B.V.                        The Netherlands

U-Gene Research Biotechnology B.V.                   The Netherlands